Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is effective as of April 21, 2003 and is entered into between Measurement Specialties, Inc., a New Jersey corporation (the "Company"), and the Holders (as defined herein).

                                    Recitals
                                    --------

     WHEREAS, the Company and Holder entered into that certain Stock Purchase Warrant, effective as of April 21, 2003 (the "Warrant"), pursuant to which Company granted Holder the right to purchase up to 600,000 shares of Common Stock on the terms set forth therein; and

     WHEREAS, the Company and the Holder desire to provide for certain arrangements with respect to the registration under the Securities Act of the shares of Common Stock purchased pursuant to the Warrant (such purchased shares, the "Shares");

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.     Certain Definitions.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Agreement" shall have the meaning specified in the preamble to this
      ---------
     Agreement.

     "Common Stock" means the common stock, no par value per share, of the
      ------------
     Company.

     "Company" shall have the meaning specified in the preamble to this
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     Agreement

     "Demand Registration Statement" shall have the meaning specified in Section
      -----------------------------
     2.1(a) of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
     any successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

     "Form S-3" means a Registration Statement on Form S-3 (or any registration
      --------
     form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC) and includes the use of such form for offerings of the Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

     "Holder" means Four Corners Capital Partners, LP, a Texas limited
      ------
     partnership.


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
     "Indemnified Party" shall have the meaning specified in Section 2.5(c) of
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     this Agreement.

     "Indemnifying Party" shall have the meaning specified in Section 2.5(c) of
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     this Agreement.

     "Prospectus" means the prospectus included in any Registration Statement,
      ----------
     as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "Registration Statement" means a registration statement filed by the
      ----------------------
     Company with the SEC for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or its successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "Registration Expenses" means the expenses described in Section 2.4.
      ---------------------

     "Registrable Shares" means (i) all Shares and (ii) any other shares of
      ------------------
     Common Stock issued in respect of such Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares
     --------  -------
     shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act.

     "SEC" means the Securities and Exchange Commission, or any other federal
      ---
     agency at the time administering the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
     successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

     "Selling Stockholder" means the Holder owning Registrable Shares included
      -------------------
     in a Registration Statement.

     "Shares" shall have the meaning specified in the recitals to this
      ------
     Agreement.

     "Warrant" shall have the meaning specified in the recitals to this
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     Agreement.

     2.     Registration Rights.

          2.1     Required Registrations.
                  ----------------------

               (a) Subject to the limitations set forth below, the Holder may demand, in writing, that the Company file and cause to be declared effective a Registration Statement on form S-3 (a "Demand Registration Statement") covering any or all of the Registrable Shares held by such Holder. The Company shall use its reasonable best efforts to


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
                    file and cause such Demand Registration Statement to become effective as soon as possible following filing thereof, but not later than 75 days following such demand for registration and shall keep the Demand Registration Statement effective for so long as the offering thereunder has not been completed (but in no event longer than 180 days from the effective date of the Demand Registration Statement). The Holder is entitled to demand that the Company file and cause to be declared effective a Registration Statement on 4 separate occasions. Notwithstanding anything to the contrary, no demand shall be deemed to have been made pursuant to this Section 2.1 unless and until a Demand Registration Statement in respect of such demand shall have become effective and (i) such Demand Registration Statement will not have become subject to a stop order, injunction or other order or requirement of the SEC or other governmental agency or court, (ii) all of the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with such Demand Registration Statement, if any, will have been satisfied, other than the failure to so satisfy as a result of some act or omission by the Holder.

               (b)  [Intentionally blank]

               (c) If Holder intends to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) The securities of the Company held by holders other than Holder shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter.

               (d) The Selling Stockholders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1, subject to the approval of the Company, which approval will not be unreasonably withheld.

               (e)  The Company shall not be required to effect more than four
                    (4) registrations pursuant to Section 2.1 and shall not be required to file a Demand Registration Statement within six months after the effective date of any Demand Registration Statement relating to any prior demand registration.

               (f) The Company shall not be required to file a Demand Registration Statement pursuant to Section 2.1 if the Company is unable, for any reason, to register such Registrable Shares or Form S-3 or (ii) with respect to Registrable Shares requested by any Selling Stockholder to be registered, all of which can be sold in the


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
                    immediately following 3 month period pursuant to Rule 144 of the Securities Act.

               (g) If at the time of any request to register Registrable Shares pursuant to this Section 2.1, the Company is engaged in any activity or transaction or preparations or negotiations for any activity or negotiation that the Company desires to keep confidential for business reasons, and the board of directors of the Company determines in good faith that the public disclosure requirements imposed on the Company would require disclosure of such activity or transaction, then the Company may defer such registration for a period not in excess of 90 days from the date of the demand request; provided, that such right to delay a request may be exercised by the Company not more than once in any 12-month period.

          2.2     Incidental Registration.
                  -----------------------

               (a) Whenever the Company proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 2.1) at any time and from time to time, it will at least 30 days prior to such filing, give written notice to Holder of its intention to do so. Upon the written request of Holder given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall cause all Registrable Shares which the Company has been requested by such Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to Holder. If Holder decides not to include all its Registrable Shares in any Registration Statement thereafter filed by the Company under this Section 2.2, such Holder shall nevertheless continue to have the right to include any Registrable Shares in any subsequent Registration Statement(s) as may be filed by the Company with respect to the offerings of its securities, all upon the terms and conditions set forth herein.

               (b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to
                    Section 2.2(a). In such event, the right of any Holder to include its Registrable Shares in such registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting on the terms set forth


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
                    herein. Holder proposing to distribute securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines in good faith that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the registration and underwriting as set forth herein. The Company shall so advise all holders of registrable shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by all stockholders requesting registration of shares of Common Stock shall be allocated among all stockholders requesting registration in proportion, as nearly as practicable, to the respective number of shares that were requested to be included in such registration. If any holder of registrable shares disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any registrable shares excluded or withdrawn from such underwriting shall be withdrawn from such registration and reallocated among any remaining selling stockholders in accordance with the immediately preceding sentence.

               (c) Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 2.2, to include any Registrable Shares in a Registration Statement if all Registrable Shares proposed to be sold by such Selling Stockholder can be sold by within the immediately following 3 month period pursuant to Rule 144 under the Securities Act.

          2.3     Registration Procedures.
                  -----------------------

               (a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

               (i) file with the SEC a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause that Registration Statement to become effective as soon as possible;

               (ii) as expeditiously as possible prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the


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
                    Registration Statement effective for 180 days from the effective date or such lesser period until all such Registrable Shares are sold;

              (iii) as expeditiously as possible furnish to each selling stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such selling stockholder;

               (iv) as expeditiously as possible use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Holder to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Holder; provided, however, that the
                                                --------  -------
                    Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

               (v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

               (vi) promptly provide a transfer agent and registrar for all such
                    Registrable Shares not later than the effective date of such Registration Statement;

              (vii) as expeditiously as possible, notify Holder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

             (viii) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus.

          (b) If the Company has delivered a Prospectus to the Holder and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Holder and, if requested, the Holder shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The


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
               Company shall as promptly as possible provide the Holder with revised Prospectuses and, following receipt of the revised Prospectuses, the Holder shall be free to resume making offers of the Registrable Shares.

          (c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify Holder to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Holder has received copies of a supplemented or amended Prospectus or until such Holder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Following public disclosure (or other resolution eliminating the need for such public disclosure) of the development or event that caused suspension of the use of a Prospectus, the Company shall use its reasonable best efforts to update or supplement any Prospectus as soon as practicable so as to enable Selling Stockholders to resume use thereof.

          2.4     Allocation of Expenses.  The Company will pay all Registration
                  ----------------------
Expenses for all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, fees and expenses of counsel for the Selling Stockholders not to exceed $25,000 for each occurrence of a registration hereunder, state Blue Sky fees and expenses, and the expense of any special audits or other accounting fees incident to or required by any such registration, but excluding underwriting commissions and expenses and any costs and expenses of any counsel retained by Selling Stockholders in excess of $25,000 for each occurrence of a registration hereunder.

          2.5     Indemnification and Contribution.
                  --------------------------------

          (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference in any Registration Statement under which such Registrable


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
               Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to Company and relating to action or inaction required of Company in connection with such registration; and the Company will promptly reimburse such Holder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not
                                    --------  -------
               be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder, underwriter or controlling person expressly for use in the preparation thereof.

          (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, Holder, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Selling Stockholder of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to Selling Stockholder and relating to action or inaction required of Selling Stockholder in connection with such registration, in each case to the extent (and only to the extent) the statement or omission was made in reliance upon and in conformity


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
               with written information relating to such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder for the express purpose of its use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations
                                        --------  -------
               of Holder hereunder shall be limited to an amount equal to the net proceeds actually received by such Holder of Registrable Shares sold in connection with such registration.

          (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the
                                               --------
               Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided,
                                                                  --------
               further, that the failure of any Indemnified Party to give notice
               -------
               as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is materially adversely prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying
                                     --------  -------
               Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further
                                                               -------- -------
               that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
               Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims,


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
               damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section
               2.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.5, (a) in no case shall Holder be liable or responsible for any amount in excess of the net proceeds received by such Holder from the offering of Registrable Shares and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no
                                                      --------  -------
               person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

          2.6     Other Matters with Respect to Underwritten Offerings.  In the
                  ----------------------------------------------------
event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its reasonable best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its reasonable best efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters with respect to the Registration Statement.

          2.7     Information by Holder.  Each holder of Registrable Shares
                  ---------------------
included in any registration shall furnish to the Company such information regarding such holder and the


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
distribution proposed by such holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          2.8     "Stand-Off" Agreement; Confidentiality of Notices.  Each
                  -------------------------------------------------
Selling Stockholder, if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a period of 90 days following the effective date of a Registration Statement; provided that all stockholders of the Company then holding at least 5% of the outstanding Common Stock and all officers and directors of the Company enter into similar agreements. Any Stockholder receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

          2.9     Reports under the Exchange Act; Rule 144 Reporting.  The
                  --------------------------------------------------
Company agrees to:

     (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the date hereof; and

     (b) Use its reasonable best efforts to file with the SEC, in a timely manner, all reports and other documents required by the Company under the Securities Act and the Exchange Act.

          2.10     [Intentionally Blank].
                   ---------------------

          2.11     Assignment of Registration Rights.     The rights to cause
                   ---------------------------------
the Company to register Registrable Securities pursuant to this Agreement may not be assigned by Holder.

     3.     General.
            -------

     (a)  Severability.  The invalidity or unenforceability of any provision
          ------------
          of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (b)  Specific Performance.  In addition to any and all other remedies
          --------------------
          that may be available at law in the event of any breach of this Agreement, Holder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

     (c)  Governing Law.  This Agreement shall be governed by and construed
          -------------
          in accordance with the internal laws of the State of New Jersey (without reference to the conflicts of law provisions thereof).


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
     (d)  Notices.  All notices, requests, consents, and other communications
          -------
          under this Agreement shall be in writing and shall be deemed delivered
          (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

          If to the Company, at Measurement Specialties, Inc., 80 Little Falls Road, Fairfield, New Jersey 07004, Attention: John Hopkins; with a copy to, McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07012, Attention: Kenneth Thompson, Esq.; or

          If to the Holder, at 13355 Noel Road, #1825, Dallas, Texas 75240,
          Attention: Frank Guidone.

          Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

     (e)  Complete Agreement.  This Agreement constitutes the entire
          ------------------
          agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     (f)  Amendments and Waivers.  Any term of this Agreement may be amended
          ----------------------
          or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the party granting such waiver No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     (g)  Pronouns.  Whenever the context may require, any pronouns used in
          --------
          this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     (h)  Counterparts; Facsimile Signatures.  This Agreement may be executed
          ----------------------------------
          in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

     (i)  Section Headings.  The section headings are for the convenience of
          ----------------
          the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first written above.

                                    COMPANY:

                                    MEASUREMENT SPECIALTIES, INC.


                                    By:  /s/ John P. Hopkins
                                         -------------------
                                    Name: John P. Hopkins
                                          ---------------
                                    Title: Chief Financial Officer and Secretary
                                           -------------------------------------

                                    FOUR CORNERS CAPITAL PARTNERS, LP
                                    By:  Four Corners Capital Partners, LLC
                                    Its:  General Partner



                                         By: /s/ Frank Guidone
                                             -----------------
                                             Frank Guidone, Member